    As filed with the Securities and Exchange Commission on February 7, 2003.
                           Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ENTRADA NETWORKS, INC.
             (exact name of registrant as specified in its charter)

    Delaware                            3577                    33-0676350
 (State or other           (Primary Standard Industrial      (I.R.S. Employer
 jurisdiction of            Classification Code Number)     Identification No.)
 Incorporation
or organization)

                                    12 Morgan
                            Irvine, California 92618
                                 (949) 588-2070
          (Address, including zip code, and telephone number, including area code, of registrant's principal offices)

                           KANWAR J.S. CHADHA, Ph. D.
                             Chief Executive Officer
                             Entrada Networks, Inc.
                                    12 Morgan
                            Irvine, California 92618
                                 (949) 588-2070
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             W. RAYMOND FELTON, ESQ.
                Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                            Metro Corporate Campus I
                              Post Office Box 5600
                          Woodbridge, New Jersey 07095
                                 (732) 549-5600

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

                         CALCULATION OF REGISTRATION FEE

                                           Proposed     Proposed
Title of each                              Maximum      Maximum
Class of                                   Offering     Aggregate     Amount of
Securities to           Amount to be       Price per    Offering      Registration
to be Registered        Registered (1)     Share (2)    Price         Fee
----------------------------------------------------------------------------------
Common Stock,
$0.001 par value           646,839         $0.22        $142,304.58   $41.95

(1) In addition, this registration statement also covers any additional shares of common stock which become issuable under the 2000 Stock Incentive plan described in this registration statement by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of Entrada's outstanding shares of common stock.

(2) The shares under the plan are to be offered at prices not currently determinable. Pursuant to Rule 457(h), the offering price for the shares is estimated solely for the purpose of computing the registration fee and is based on the closing price of the common stock on February 3, 2002, $0.22, as reported on the Over the Counter BB System.

         Entrada hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         The contents of Registration Statement on Form S-8, File No. 333-51850 are incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 7th day of February 2003.

                                             ENTRADA NETWORKS, INC.

                                             By:/s/ Kanwar J. S. Chadha
                                                -----------------------
                                                    Kanwar J. S. Chadha, Ph. D.
                                                    Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                   Title                              Date
---------                   -----                              ----
/s/ Kanwar J.S. Chadha      Chief Executive Officer,           February 7, 2003
----------------------      President, Chairman,
KANWAR J.S. CHADHA          Director

/s/ Davinder Sethi          Vice Chairman, Director,           February 7, 2003
------------------          Chief Financial Officer
DAVINDER SETHI, Ph. D.      (Principal Financial and
                            Accounting Officer)

/s/ Leonard Hecht           Director                           February 7, 2003
-----------------
LEONARD HECHT

/s/ Rohit Phansalkar        Director                           February 7, 2003
--------------------
ROHIT PHANSALKAR

--------------------        Director                           February 7, 2003
RAYMOND NGAN, Ph. D.

Item 16. Exhibits

Exhibit No.    Description of Documents

5              Opinion of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, LLP -
               Page 5

23.1           Consent of BDO Seidman, LLP - Page 6

23.2 Consent of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, LLP - Included in Exhibit 5